UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 N. Washington Boulevard Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 400-9031

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Silo Pharma, Inc. (the “Company”) has postponed its 2024 annual meeting of stockholders (the “Annual Meeting”) that was previously scheduled to be held on Tuesday, November 12, 2024. The Annual Meeting has been rescheduled for December 20, 2024, and a new record date of November 12, 2024, has been established for stockholders entitled to attend and vote at the rescheduled meeting. The Company will deliver a new notice of the Annual Meeting to stockholders as of the new record date, who will need to resubmit their votes, even if they have previously voted.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the Annual Meeting. This communication does not constitute a solicitation of any vote or approval. In connection with the Annual Meeting, the Company has filed with the Securities and Exchange Commission (the “SEC”) and has mailed or otherwise provided to its stockholders a proxy statement regarding the business to be conducted at the Annual Meeting. The Company may also file other documents with the SEC regarding the business to be conducted at the Annual Meeting. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING.

Stockholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its website at www.silopharma.com copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the business to be conducted at the Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 25, 2024 (the “2023 Form 10-K”). To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s 2023 Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, and similar expressions that are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of Silo Pharma, Inc. (“Silo” or “the Company”) to differ materially from the results expressed or implied by such statements, including changes to anticipated sources of revenues, future economic and competitive conditions, difficulties in developing the Company’s technology platforms, retaining and expanding the Company’s customer base, fluctuations in consumer spending on the Company’s products and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company disclaims any obligations to publicly update or release any revisions to the forward-looking information contained in this presentation, whether as a result of new information, future events, or otherwise, after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: November 8, 2024	By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer